U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 12, 2012

ANDAIN, INC.
 (Exact Name of Company as Specified in Its Charter)

Nevada	0-51216	20-2066406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 South Beverly Drive, Suite 312, Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (310) 286-1777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)  Effective on July 12, 2012, Dov Weinstein & Co. C.P.A. (Isr), the independent registered public accounting firm who was previously engaged as the principal accountant to audit the Company’s financial statements, was dismissed by the Company.  The decision to change principal accountants was approved by the Company’s Board of Directors.

Dov Weinstein & Co. C.P.A. (Isr) audited the Company’s financial statements for the year ended December 31, 2011, the year ended December 31, 2010, and for the period of inception (July 23, 2004) through December 31, 2011.  This firm’s report on these financial statements was modified as to uncertainty that the Company will continue as a going concern; other than this, the accountant’s report on the financial statements for that period neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the year ended December 31, 2011, the year ended December 31, 2010, and the subsequent period preceding such dismissal, there were no disagreements with Dov Weinstein & Co. C.P.A. (Isr) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  In addition, there were no “reportable events” as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-K that occurred during the year ended December 31, 2011, the year ended December 31, 2010, and the subsequent period preceding such dismissal.

(b) Effective on July 15, 2012, the Company engaged Crowe Horwath (Israel) as successor to Dov Weinstein & Co. C.P.A. (Isr) as its independent registered public accounting firm to audit the Company’s financial statements.  During the year ended December 31, 2011, the year ended December 31, 2010, and the subsequent period prior to engaging this firm, neither the Company (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Andain, Inc.

Dated: July 23, 2012	By:	/s/ Sam Shlomo Elimelech
Sam Shlomo Elimelech, President

EXHIBIT INDEX

Number                                                      Description

16	Letter on Change in Certifying Accountant (filed herewith).

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